                                                                     EXHIBIT 11

                                  RHODES, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                         YEARS ENDED
                                                         --------------------------------------------
                                                         FEBRUARY 28,    FEBRUARY 28,    FEBRUARY 28,
                                                             1995            1994            1993
                                                         ------------    ------------    ------------
Weighted average common shares outstanding                      9,760           7,145           1,472

Additional shares assuming exercise of stock options
     using treasury stock method                                 ---              157            ---  (1)
                                                         ------------    ------------    ------------

     Average common shares as adjusted                          9,760           7,302           1,472
                                                         ============    ============    ============

Income before extraordinary item                         $     11,519    $      6,047    $     (9,831)

Extraordinary item (net of tax)                                  ---           (2,727)           ---
                                                         ------------    ------------    ------------

Net income (loss)                                        $     11,519    $      3,320    $     (9,831)
                                                         ============    ============    ============


NET INCOME (LOSS) PER COMMON SHARE:

     Before extraordinary item                           $       1.18    $       0.83    $      (6.68)

     Extraordinary item                                          ---            (0.38)           ---
                                                         ------------    ------------    ------------

     Net income                                          $       1.18    $       0.45    $      (6.68)
                                                         ============    ============    ============




(1)  No additional shares as effect would be antidilutive.